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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                ______________________


                                       FORM 8-K

                                    CURRENT REPORT



        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 24, 1997




                                  INPUT/OUTPUT, INC.
                (Exact name of registrant as specified in its charter)




             DELAWARE                  1-13402                  22-2286646
    (State or other jurisdiction      (Commission             (I.R.S. Employer
    of incorporation or organization)  File Number)         Identification No.)


                               11104 WEST AIRPORT BLVD.
                                STAFFORD, TEXAS 77477
                                (Address of Principal
                                  Executive Offices)

                                    (281) 933-3339
                 (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS.

    On September 24, 1997, a purported class action lawsuit was filed against Input/Output, Inc. (the "Company"), and the former president and chief executive officer and the current executive vice president, chief financial officer and secretary of the Company, in the U.S. District Court for the Southern District of Texas, Houston Division. The action, styled NORMAN TOCK V. INPUT/OUTPUT, INC., GARY D. OWENS AND ROBERT P. BRINDLEY, alleges violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and state statutory and common law fraud provisions. The action was filed on behalf of purchasers of common stock of the Company that purchased shares during the period from September 17, 1996 through March 18, 1997. The complaint seeks damages in an unspecified amount plus costs and attorneys' fees. The complaint alleges misrepresentations and omissions in public filings and announcements concerning the Company's products and sales, and disputes certain accounting methodologies employed by the Company. The Company believes that the plaintiff's allegations are without merit or that there are meritorious defenses to the allegations, and intends to defend the action vigorously.


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                                      SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       INPUT/OUTPUT, INC.
                                       (the "registrant")



Date: October 7, 1997             /s/ Charles E. Selecman
                                  ---------------------------------
                                       Charles E. Selecman
                                       Chairman, President and Chief
                                          Executive Officer



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